SETTLEMENT AGREEMENT
                              --------------------
                            (SHAREHOLDERS AGREEMENT)
                            ------------------------


         SETTLEMENT AGREEMENT by and among Klaus Moeller, Michael Meader and Gerald Edick (the "SHAREHOLDERS"), and American Public Media Group (formerly known as Minnesota Communications Group), a Minnesota non-profit organization ("APMG") dated as of December 21, 2000.

         WHEREAS, the parties entered into a Shareholders Agreement dated as of March 31, 1999 (the "SHAREHOLDERS AGREEMENT") in connection the acquisition by APMG of shares in Genius Products, Inc. ("GPI"); and

         WHEREAS, the parties desire to cancel certain provisions of the Shareholders Agreement, and for APMG to release the Shareholders with respect to certain provisions under the Shareholders Agreement, from any known and unknown actual and potential claims that exist or may exist arising out of or in connection with the Shareholders Agreement; and

         NOW THEREFORE, in consideration of the mutual covenants provided herein, and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. DEFINED TERMS: Capitalized terms shall have the meaning set forth in the Shareholders Agreement unless otherwise defined.

         2. CANCELLATION OF SECTION 1: APMG hereby agrees that the duties and obligations of the Shareholders under Section 1 of the Shareholders Agreement are hereby cancelled, and the Proxy granted thereunder is hereby cancelled and deemed null and void with immediate effect, and without the need for further action on the part of any Shareholder, and APMG shall take such action as may be reasonably necessary for the purpose of giving effect to the cancellation of the Proxy.

         3. CONTINUATION OF SECTIONS 2, 3 AND 4. Sections 2, 3 and 4 of the Shareholders Agreement shall continue in full force and effect. The parties acknowledge the right of the Shareholders to sell shares owned by the shareholders in an open market transaction pursuant to Paragraph 4(b)(ii) of the Shareholders Agreement. of the Shareholders Agreement.

         4. RELEASE AND DISCHARGE: APMG hereby releases and forever discharges each Shareholder and GPI and its respective subsidiaries and affiliates, and each of their respective heirs, executors, administrators, successors, assigns, agents, representatives, shareholders, directors, officers, and employees, from any and all actions, claims, demands and suits of whatever nature arising out of or connected directly or indirectly with the rights, duties and obligations of the Shareholders under Section 1 of the Shareholder Agreement (the claims released being the "RELEASED Claims").

                  The release and discharge set forth in this Section 4 extends to and includes all damages, injuries, losses, claims and rights now existing as well as any that may develop in the future, whether known or unknown, as related to the Released Claims. With respect to the Released Claims, APMG expressly waives and relinquishes any and all rights and benefits conferred upon it by the provisions of Section 1542 of the California Civil Code, which provides as follows:

                           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  The parties acknowledge that the waiver of Section 1542 of the California Civil Code was separately bargained for, and they agree that the this Agreement shall be given full force and effect in accordance with the terms and provisions related to unknown and unsuspected claims and damages as well as those provisions related to known claims, demands, and causes of action.

         5. NO ADMISSION OF LIABILITY. With respect to the Released Claims, the parties agree and acknowledge that the terms and conditions of this Agreement constitute an accord and satisfaction of contested matters and neither the offer nor the acceptance of the terms and conditions hereto represent an admission of liability, responsibility or wrongdoing on the part of either party, and each party hereby expressly disclaims any such liability, responsibility or wrongdoing.

         6. GOVERNING LAW: This Agreement shall be construed in accordance with and governed by the internal laws of the State of California.

         7. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties with respect to the subject matter hereof, and supercedes all prior agreements, understandings and representations between the parties related to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their duly authorized officers as of the dated first above written.


         /S/  Klaus Moeller
         ----------------------
         KLAUS MOELLER


         /S/ Michael Meader
         ----------------------
         MICHAEL MEADER


         /S/ Gerald Edick
         ----------------------
         GERALD EDICK




         AMERICAN PUBLIC MEDIA GROUP


         /S/ Thomas J. Kigin
         ----------------------
         Thomas J. Kigin
         Executive Vice President

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